Exhibit 99.1

Victory Capital Reports June 2022 Assets Under Management and Positive Long-term Net Flows for First Half of 2022

Schedules Second-Quarter Financial Results Conference Call for August 5

SAN ANTONIO, Texas--(BUSINESS WIRE)--July 13, 2022--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported assets under management (AUM) of $154.9 billion as of June 30, 2022, and average assets under management for the second quarter period of $165.7 billion. The Company also reported long-term net flows in the second quarter were -$0.6 billion, resulting in positive year-to-date long-term net flows of $2.4 billion.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management[1]
(unaudited; in millions)
	As of:
By Asset Class	June 30, 2022	May 31, 2022
Solutions	$50,485	$54,658
Fixed Income	29,398	30,599
U.S. Mid Cap Equity	26,356	29,221
U.S. Small Cap Equity	14,837	16,236
U.S. Large Cap Equity	11,857	12,958
Global / Non-U.S. Equity	13,257	14,704
Alternative Investments	5,617	5,350
Total Long-Term Assets	$151,807	$163,725
Money Market / Short Term Assets	3,140	3,127
Total Assets Under Management	$154,947	$166,852

By Vehicle
Mutual Funds[2]	$102,297	$109,788
Separate Accounts and Other Pooled Vehicles[3]	47,494	51,673
ETFs[4]	5,155	5,392
Total Assets Under Management	$154,947	$166,852

[1]Total AUM includes both discretionary and non-discretionary client assets. Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.
[2]Includes institutional and retail share classes, money market and VIP funds.

[3]Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.

[4]Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

Second-Quarter Conference Call and Webcast Details

Victory Capital will report second-quarter 2022 financial results after the market closes on Thursday, August 4, 2022. The Company’s management team will host a conference call the following morning, August 5, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-888-330-3571 (domestic) or 1-(646) 960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $154.9 billion in assets under management as of June 30, 2022. It was ranked ninth on Fortune’s list of the 100 Fastest Growing Companies for 2021. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment products, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, and a 529 Education Savings Plan.

For more information, please visit www.vcm.com or follow us: Twitter and LinkedIn

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Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
361-290-3257
jessica_davila@vcm.com